                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         MSC INDUSTRIAL DIRECT CO., INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4) Date Filed:

                     [MSC INDUSTRIAL DIRECT CO., INC. LOGO]


                                 75 Maxess Road
                            Melville, New York 11747

                                 --------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 --------------

To the Shareholders of MSC Industrial Direct Co., Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, will be held on Friday, January 4, 2002 at 9:00 a.m., local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, for the following purposes:

            1. To elect ten directors of the Company to serve for one-year terms;

            2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year 2002;

            3. To approve the adoption of the Company's 2001 Stock Option Plan; and

            4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on November 30, 2001 are entitled to notice of and to vote at the meeting and any adjournments thereof.

         All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                By Order of the Board of Directors,



                                Thomas Eccleston
                                    Secretary

Melville, New York
December 5, 2001


--------------------------------------------------------------------------------
                                   IMPORTANT:

         The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience.
           No postage is required if mailed within the United States.

--------------------------------------------------------------------------------

                                     [LOGO]


                                 75 Maxess Road
                            Melville, New York 11747

                               ------------------
                               PROXY STATEMENT FOR
                        Annual Meeting of Shareholders to
                           be held on January 4, 2002
                               ------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, on Friday, January 4, 2002 at 9:00 a.m., local time, and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was December 5, 2001.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all ten nominees for the Board of Directors, FOR the ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent certified public accountants for the current fiscal year and FOR the adoption of the 2001 Stock Option Plan.

         The expenses of solicitation of proxies for the Meeting will be paid by the Company. Such solicitation may be made in person or by telephone by officers and associates of the Company. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock").

                                     VOTING

         Only holders of record of the Class A Common Stock and the Company's Class B common stock, par value $.001 per share (the "Class B Common Stock"), at the close of business on November 30, 2001 are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 36,305,736 shares of Class A Common Stock and 33,478,778 shares of Class B Common Stock.

         Under New York law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of the Class A Common Stock and the Class B Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. For these purposes, shares which are present or represented by proxy at the Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (e.g., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

         The Board of Directors does not intend to bring any matter before the Meeting, except as specifically indicated in the foregoing notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The information set forth on the following table is furnished as of November 12, 2001 (except as otherwise noted), with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.



                                      CLASS A COMMON STOCK(1)          CLASS B COMMON STOCK
                                     --------------------------   -------------------------------
                                                                                                       %
                                     AMOUNT & NATURE               AMOUNT & NATURE                 OWNERSHIP
                                      OF BENEFICIAL    PERCENT      OF BENEFICIAL     PERCENT      OF COMMON    % VOTING
                                        OWNERSHIP      OF CLASS       OWNERSHIP       OF CLASS(2)  STOCK(3)    POWER(2)(4)
                                     ---------------   --------   -----------------   -----------  ----------  -----------
T. Rowe Price Associates, Inc.(5)      4,452,700         12.7            --              --             6.5       1.2
Lord Abbett & Co. (6)                  3,123,100          8.9            --              --             4.5       0.8
Reich & Tang Asset Management (7)      2,834,200          8.1            --              --             4.1       0.8
Wadell & Reed Financial, Inc. (8)      2,608,886          7.4            --              --             3.8       0.7
Mitchell Jacobson(9)                     965,152 (10)     2.7     20,229,906 (11)       60.4           30.9      55.0
Marjorie Gershwind(9)                  1,060,416 (12)     3.0     12,271,094 (13)       36.7           19.4      33.4
Sidney Jacobson(9)                           200           *       3,016,000 (14)        9.0            4.4       8.2
Joseph Getraer (9)                        10,000           *       1,075,356 (15)        3.2            1.6       2.9


----------------

*    Less than 1%

(1) Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2) Percentages total more than 100% because of shared beneficial ownership of certain shares of Class B Common Stock described in footnotes 11 and 13.

(3) Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See Note 1.

(4) Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(5) Information as to shares owned by T. Rowe Price Associates, Inc. is as of June 2001, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Information as to shares owned by Lord Abbett & Co. is as of September 2001, as set forth in a Schedule 13G filed with the Securities and Exchange Commission. The address of Lord Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302-3973.

(7) Information as to shares owned by Reich & Tang Asset Management is as of June 2001, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of Reich & Tang Asset Management is 600 Fifth Avenue, 8th Floor, New York, New York 10020.

(8) Information as to shares owned by Waddell & Reed Financial, Inc. is as of June 2001, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

(9) The address of each person is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

(10) Includes (a) 81,052 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, and (c) 175,000 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(11) Includes (a) 11,053,922 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 1,075,356 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 1,068,628 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of the shares of the Class B Common Stock owned by the trusts.

(12) Includes (a) 66,316 shares of Class A Common Stock owned directly by Ms. Gershwind, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares and (c) 285,000 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a director of The Gershwind Family Foundation. Ms. Gershwind disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Gershwind Family Foundation.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(13) Includes (a) 4,542,466 shares of Class B Common Stock owned directly by Ms. Gershwind, (b) 5,700,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of GF-MSC, L.L.C., a Delaware limited liability company, (c) 960,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Fifteen Year Annuity Trust and
     (d) 1,068,628 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust. Ms. Gershwind disclaims beneficial ownership of 3,652,000 of the shares of Class B Common Stock owned by GF-MSC, L.L.C. and disclaims beneficial ownership of the shares of Class B Common Stock owned by the trusts.

(14) Reflects the aggregate ownership of Class B Common Stock by four trusts for the benefit of two of Mr. Jacobson's grandchildren. Mr. Jacobson is a co-trustee of two of such trusts and shares voting power and investment control over the shares held by such trusts. Mr. Jacobson is the sole trustee of the other two trusts. Mr. Jacobson disclaims beneficial ownership of all such shares.

(15) Reflects the ownership of Class B Common Stock by the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust of which trust Mr. Getraer is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Getraer disclaims beneficial ownership of the shares of the Class B Common Stock owned by such trust.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four most highly compensated executive officers and by all directors, nominees for director and executive officers as a group, at the close of business on November 12, 2001. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.


                                CLASS A COMMON STOCK(1)       CLASS B COMMON STOCK
                               ---------------------------  -------------------------
                                                               AMOUNT &
                               AMOUNT & NATURE                 NATURE OF
                                OF BENEFICIAL     PERCENT     BENEFICIAL      PERCENT   % OWNERSHIP OF      % VOTING
                                  OWNERSHIP       OF CLASS     OWNERSHIP     OF CLASS    COMMON STOCK(2)    POWER(3)
                               ---------------    --------  ---------------  --------   ----------------   ----------
Shelley Boxer...............      120,798(4)         *            --            --              *               *
Charles Boehlke.............       30,000(5)         *            --            --              *               *
Roger Fradin................       66,583(6)         *            --            --              *               *
Mitchell Jacobson...........      965,152(7)        2.7      20,229,906 (8)    60.4           30.9            55.0
Sidney Jacobson.............          200            *        3,016,000 (9)     9.0            4.4             8.2
Denis Kelly.................      108,816(10)        *            --            --              *               *
Raymond Langton.............       21,250(11)        *            --            --              *               *
Philip Peller...............        9,084(12)        *            --            --              *               *
David Sandler...............      269,326(13)        *            --            --              *               *
James Schroeder.............      358,648(14)        *            --            --              *               *
Ross Anker                        134,797(15)        *            --            --              *               *
All directors, nominees for
    director and executive
    officers as a group
    (thirteen persons)......    2,274,358           6.3%     23,245,906        69.4%          37.2%           63.5%

------------------
*    Less than 1%

(1) Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2) Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See Note 1.

(3) Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

(4) Includes 4,000 shares of Class A Common Stock owned directly by Mr. Boxer and 116,798 shares of Class A Common Stock issuable upon the exercise by Mr. Boxer of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(5) Represents shares of Class A Common Stock issuable upon the exercise by Mr. Boehlke of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(6) Includes 52,000 shares of Class A Common Stock jointly owned by Mr. Fradin and his wife and 14,583 shares of Class A Common Stock issuable upon the exercise by Mr. Fradin of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(7) Includes (a) 81,052 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, and (c) 175,000 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(8) Includes (a) 11,053,922 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 1,075,356 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 1,068,628 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of the shares of the Class B Common Stock owned by the trusts.

(9) Reflects the aggregate ownership of Class B Common Stock by four trusts for the benefit of two of Mr. Jacobson's grandchildren. Mr. Jacobson is a co-trustee of two of such trusts and shares voting power and investment control over the shares held by such trusts. Mr. Jacobson is the sole trustee of the other two trusts. Mr. Jacobson disclaims beneficial ownership of all such shares.

(10) Includes 60,000 shares of Class A Common Stock owned directly by Mr. Kelly and 48,816 shares of Class A Common Stock issuable upon the exercise by Mr. Kelly of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(11) Includes 1,250 shares of Class A Common Stock owned directly by Mr. Langton and 20,000 shares of Class A Common Stock issuable upon the exercise by Mr. Langton of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(12) Includes 2,000 shares of Class A Common Stock owned directly by Mr. Peller and 7,084 shares of Class A Common Stock issuable upon the exercise by Mr. Peller of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(13) Includes 10,302 shares of Class A Common Stock owned directly by Mr. Sandler, 2,000 shares of Class A Common Stock held in trust by Mr. Sandler for the benefit of his children and 257,024 shares of Class A Common Stock issuable upon the exercise by Mr. Sandler of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(14) Includes 12,000 shares of Class A Common Stock owned directly by Mr. Schroeder and 346,648 shares of Class A Common Stock issuable upon the exercise by Mr. Schroeder of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(15) Includes 1,177 shares of Class A Common Stock owned directly by Mr. Anker and 133,800 shares of Class A Common Stock issuable upon the exercise by Mr. Anker of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

                              ELECTION OF DIRECTORS


         Ten directors will be elected at the Meeting for a term of one year expiring at the annual meeting of shareholders to be held in 2002 and until their respective successors shall have been elected and shall qualify. Each of the nominees for director was previously elected a director of the Company by the shareholders.

         The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Each proxy received will be cast FOR the election of the nominees named below unless otherwise specified in the proxy.

         Each nominee has indicated that he is willing to serve as a director of the Company, if elected, and the Board of Directors of the Company has no reason to believe that any nominee may become unable or unwilling to serve. In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board of Directors. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.


NAME OF NOMINEE                     PRINCIPAL OCCUPATION                AGE       DIRECTOR SINCE
-----------------       --------------------------------------------    ---       --------------
Mitchell Jacobson       Chairman of the Board of Directors,              50       October 1995
                            President and Chief Executive Officer
                            of the Company

Sidney Jacobson         Vice Chairman of the Board of Directors          83       October 1995
                            of the Company

David Sandler           Executive Vice President and Chief Operating     44       June 1999
                            Officer of the Company

Charles Boehlke         Senior Vice President and Chief Financial        45       January 2001
                            Officer of the Company

James Schroeder         Senior Vice President of Logistics of the        61       October 1995
                            Company

Shelley Boxer           Vice President of Finance of the Company         54       October 1995

Roger Fradin            President of the Security and Fire Solutions     48       July 1998
                            Division at Honeywell Inc.

Denis Kelly             Partner of Scura, Rise & Partners LLC            52       April 1996

Raymond Langton         Co-founder and Chief Executive Officer of        56       July 1997
                            SKM Applied Tech Products

Philip Peller           Retired Partner of Arthur Andersen, LLP          61       April 2000


         Mitchell Jacobson was appointed Chairman of the Board of Directors of the Company in January 1998 and was appointed President and Chief Executive Officer of the Company upon its formation in October 1995. Mr. Jacobson has also been President and Chief Executive Officer of Sid Tool Co., Inc., a wholly-owned and the principal operating subsidiary of the Company (the "Operating Subsidiary") since June 1982.

         Sidney Jacobson was appointed Vice Chairman of the Board of Directors of the Company in January 1998. Mr. Jacobson served as the Chairman of the Board of Directors from its formation in October 1995 to January 1998. Mr. Jacobson is a co-founder of the Operating Subsidiary and has been the Chairman of the Operating Subsidiary since June 1982.

         David Sandler was appointed Chief Operating Officer of the Company in November 2000 and Executive Vice President of the Company in June 1999. From September 1998 to June 1999, he served as Senior Vice President of Administration of the Company. From September 1997 to September 1998, Mr. Sandler was the Senior Vice President of Information Systems and Human Resources of the Company. From September 1996 to September 1997, Mr. Sandler served as the Vice President of Information Systems and Business Development of the Company. From 1995 to 1996, Mr. Sandler was the Director of Business Development of the Company.

From 1993 to 1995, Mr. Sandler was the Director of Product Management and Purchasing of the Operating Subsidiary.

         Charles Boehlke was appointed Chief Financial Officer and Senior Vice President of the Company in June 2000. From April 1996 to April 2000, Mr. Boehlke was the Vice President of Finance for North America operations at Arrow Electronics, Inc. From January 1994 to April 1996, Mr. Boehlke was the Chief Financial Officer of Black & Decker Mexico.

         James Schroeder was appointed Senior Vice President of Logistics of the Company in August 1997. From October 1995 to August 1997, Mr. Schroeder served as Vice President of Logistics of the Company. From 1995 to January 1998, Mr. Schroeder also served as Chief Operating Officer of the Company. Mr. Schroeder has also been Vice President of Logistics of the Operating Subsidiary since 1986.

         Shelley Boxer was appointed Vice President of Finance of the Company in June 2000. Mr. Boxer was the Vice President and Chief Financial Officer of the Company from its formation in October 1995 until June 2000. From June 1993 to October 1995, Mr. Boxer also served as Chief Financial Officer of the Operating Subsidiary. Mr. Boxer was the Vice President and Chief Financial Officer of Joyce International, Inc., a distribution and manufacturing company, from 1992 to 1993. From 1987 to 1992, Mr. Boxer was the Executive Vice President and Chief Financial Officer of Kinney Systems, Inc., an automobile parking facility and real estate company.

         Roger Fradin is the President of the Security and Fire Solutions Division at Honeywell Inc., a position he has held since 2000. From 1987 until 2000, Mr. Fradin was the President of the ADEMCO Group.

         Denis Kelly is a Partner of Scura, Rise & Partners LLC (a private investment banking firm), a position he has held since 2001. From July 1993 until 2001, Mr. Kelly was a Managing Director of Prudential Securities Incorporated. Before July 1993, Mr. Kelly was President of Denbrook Capital Corporation. Mr. Kelly is also a director of Kenneth Cole Productions, Inc.

         Raymond Langton is the Co-founder and Chief Executive Officer of SKM Applied Tech Products, a leveraged buy-out firm. From 1995 to February 1997, Mr. Langton was the President and Chief Executive Officer of Chicago Rawhide Worldwide, a manufacturer of sealing devices and subsidiary of SKF USA Inc. (itself a subsidiary of AB SKF of Sweden, a manufacturer of sealing devices and ball bearings). From 1991 to 1995, Mr. Langton was President and Chief Executive Officer of SKF North America, a manufacturer of ball bearings and subsidiary of SKF USA, Inc. Mr. Langton has also been a director of SKF USA, Inc. since 1991 and is a director of Right Management Consultants.

         Philip Peller was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999. Mr. Peller served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999, and as Managing Partner of Practice Protection from 1996 to 1998. Mr. Peller also served as the Managing Director - Quality, Risk Management and Professional Competence for Arthur Andersen's global audit practice.

         Sidney Jacobson and Mitchell Jacobson are father and son. There are no family relationships among any of the other directors or executive officers of the Company.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during the last fiscal year. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

         The Board of Directors has a standing Audit Committee currently comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. Mr. Kelly is the chairman of the Audit Committee. All members of the Audit Committee are independent, in accordance with Section 303.02 of the New York Stock Exchange listing standards. The Board of Directors adopted a new written charter for the Audit Committee effective April 3, 2000. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's operations and financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the annual financial and operational audits with the independent accountants; reviews with management the Company's interim operating results; and reviews any non-audit services to be performed by the independent accountants and considers the effect of any such performance on the accountants' independence. The Audit Committee met two times in the fiscal year ended September 1, 2001.

         The Board of Directors has a standing Compensation Committee currently comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. Mr. Langton is the chairman of the Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the "1995 Option Plan"), 1998 Stock Option Plan (the "1998 Option Plan"). Pursuant to the 1995 Option Plan and the 1998 Option Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which options are to be granted, the number of option shares to be granted and the price and other terms of options and to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. The Compensation Committee met one time in the fiscal year ended September 1, 2001.

         The Board of Directors does not have a standing Nominating Committee.

         The Company's policy is not to pay compensation to directors who are also associates of the Company. The Company grants options to purchase 5,000 shares of Class A Common Stock to non-employee directors upon their election and reelection to the Board of Directors. Directors elected other than at an annual meeting of shareholders receive a pro rata number of options. The Company also pays each non-employee director compensation of $10,000 per annum and $1,500 per board meeting attended.

EXECUTIVE OFFICERS


         Sidney Jacobson, Mitchell Jacobson, Charles Boehlke, David Sandler, James Schroeder and Shelley Boxer are executive officers of the Company, holding the offices described above. In addition, the following individuals are also executive officers of the Company.

NAME OF OFFICER                    POSITION                       AGE      EXECUTIVE OFFICER SINCE
---------------       ----------------------------------          ---      -----------------------
Thomas Eccleston      Vice President of Plant and Equipment       53             October 1995
                          and Secretary

Thomas Cox            Senior Vice President of Sales              40              June 2000

Ross Anker            Senior Vice President of Product            38            September 2001
                      Management and Information Systems

         Thomas Eccleston was appointed Vice President of Plant and Equipment and Secretary of the Company upon its formation in October 1995. Mr. Eccleston has also served as the Vice President of Plant and Equipment of the Operating Subsidiary since 1986.

         Thomas Cox was appointed Senior Vice President of Sales of the Company in April 2000. From September 1999 to April 2000, Mr. Cox was Vice President of Sales for the North Region of the Company. From January 1998 to September 1999, Mr. Cox served as Regional Manager for the Midwest Region of the Company. From September 1997 to January 1998, Mr. Cox served as Director of Business Development for the Company. From 1995 to 1997, Mr. Cox was President of Mailnet Inc., an international delivery company.

         Ross Anker was appointed Senior Vice President of Product Management and Information Systems in September 2001. From November of 1996 to September 2001, Mr. Anker was Chief Information Officer of the Company. Prior to joining the Company, Mr. Anker was President and founder of a consulting company based in Cleveland, Ohio.

         Each executive officer serves until his successor is appointed and qualified or until earlier resignation, death or removal. There are no arrangements or understandings between any executive officer and any other person pursuant to which he was or is to be selected as an officer of the Company. The Operating Subsidiary, however, has entered into employment agreements with each of Mitchell Jacobson, the Chairman of the Board, President and Chief Executive Officer of the Company and Sidney Jacobson, the Vice Chairman of the Board of the Company, which are described on page 14 of this proxy statement. In addition, the Company has entered into an employment agreement with Charles Boehlke, Chief Financial Officer and Senior Vice President of the Company, which is described on page 14 of this proxy statement.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its executive officers, directors and persons who own beneficially more than 10% of either the Class A Common Stock or the Class B Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended September 1, 2001.

                             EXECUTIVE COMPENSATION


         The following table sets forth, for the Company's last three fiscal years, the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer, to each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries. All compensation noted below, other than stock options, was paid by the Operating Subsidiary.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                              ANNUAL COMPENSATION                        COMPENSATION AWARDS
                                  ---------------------------------------------------   ---------------------
                                  FISCAL                                 OTHER ANNUAL   SECURITIES UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY       BONUS(1)      COMPENSATION         OPTIONS         COMPENSATION(2)
---------------------------       ------    --------      --------       ------------   --------------------- ----------------
Mitchell Jacobson                  2001     $408,400      $250,000        $9,269(3)             0                $205,827(4)
   President and Chief             2000      408,400             0         9,292(3)             0                $253,122(4)
   Executive Officer               1999      408,400             0         4,400(3)             0                $225,975(4)

David Sandler                      2001     $351,000      $214,500       $11,595(5)          125,000                 $187
   Executive Vice President        2000      306,808             0         9,838(5)          200,000                  187
   and Chief Operating             1999      240,615       135,000         5,495(5)          200,000                  318

James Schroeder                    2001     $315,000      $135,000        $5,883(6)           40,000              $67,234(7)
   Senior Vice President,          2000      315,000             0         5,013(6)           60,000               69,532(7)
   Logistics                       1999      315,000       185,000         6,420(6)          200,000               66,494(7)

Ross Anker                         2001     $280,448      $140,000       $11,671(8)           60,000                 $214
   Senior Vice President           2000      256,439        25,000        10,899(8)           80,000                  214
    Product Management and         1999      238,448       104,676        13,786(8)           60,000                  214
    Information Systems

Charles Boehlke                    2001     $274,992      $100,000       $14,200(9)           25,000                 $249
   Senior Vice President           2000       52,884             0         2,450(9)          125,000                   35
   and Chief Financial Officer



       No restricted stock, stock appreciation rights or long-term incentive plan payments, as defined in the regulations of the Exchange Act governing the solicitation of proxies, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three fiscal years.

(1) Amounts shown are for the year in which bonuses are paid, which is the fiscal year following the year of award.
(2) Unless otherwise noted, amounts represent group term life insurance benefits paid by the Company.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Includes automobile allowances of approximately $7,698, $7,792 and $2,800 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,571, $1,500 and $1,600 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999 respectively.

(4) Includes group term life insurance benefits of approximately $380, $395 and $522 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively, and split dollar life insurance premiums of approximately $205,447, $252,727 and $225,453 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively. Under the terms of such policies, a portion of the premiums paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999 have been reimbursed.

(5) Includes automobile allowances of approximately $8,195, $8,338 and $3,895 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999 and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $3,400, $1,500 and $1,600 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

(6) Includes automobile allowances of approximately $3,702, $3,513 and $4,820 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $2,181, $1,500 and $1,600 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively.

(7) Includes group term life insurance benefits of approximately $1,234, $1,032 and $1,994 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively. Also includes approximately $66,000, $68,500 and $64,500 accrued by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively, in respect of annual post-retirement payments to be made to Mr. Schroeder pursuant to the terms and provisions of a written agreement between Mr. Schroeder and the Company which was terminated by the Company on September 1, 1997.

(8) Includes automobile allowances of approximately $10,200, $10,200 and $13,100 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999, respectively and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,471, $699 and $686 paid by the Company in fiscal 2001, fiscal 2000 and fiscal 1999 respectively.

(9) Includes automobile allowances of approximately $10,800 and $2,238 paid by the Company in fiscal 2001 and fiscal 2000, respectively and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $3,400 and $212 paid by the Company in fiscal 2001and fiscal 2000 respectively.

STOCK OPTION PLANS

                        OPTION GRANTS IN LAST FISCAL YEAR


         The following table sets forth information with respect to the grant of stock options under the 1998 Stock Option Plan by the Company during the fiscal year ended September 1, 2001 to the Named Executive Officers listed on the Summary Compensation Table.

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                           FOR OPTION TERM
                              -----------------------------------------------------   --------------------------
                                            PERCENTAGE OF
                                            TOTAL OPTIONS
                              SECURITIES     GRANTED TO
                              UNDERLYING    ASSOCIATES IN   EXPIRATION
                               OPTIONS       FISCAL YEAR      PRICE      EXPIRATION
NAME                         GRANTED (#)         (%)           ($/SH)        DATE          5% ($)        10% ($)
-------------------          -----------    -------------   ----------   ----------      ----------    ----------
Mitchell Jacobson.........          0           0.0%             --            --             --            --
Ross Anker................     60,000           4.5%         $13.9375      11/9/10        $525,913    $1,332,767
David Sandler.............    125,000           9.5%         $13.9375      11/9/10      $1,095,652    $2,776,599
James Schroeder...........     40,000           3.0%         $13.9375      11/9/10        $350,609      $888,511
Charles Boehlke...........     25,000           1.9%         $13.9375      11/9/10        $219,131      $555,320



                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


         The following table sets forth information with respect to the exercise of stock options during the fiscal year ending September 1, 2001 and the value at September 1, 2001 of unexercised stock options held by the Named Executive Officers listed on the Summary Compensation Table.

                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                  SHARES                          UNDERLYING UNEXERCISED               IN-THE-MONEY
                                ACQUIRED ON       VALUE              OPTIONS AT FYE                    OPTIONS AT FYE
NAME                             EXERCISE        REALIZED        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
-----------------------------   -----------      --------        -------------------------      ----------------------------
Mitchell Jacobson............       --             --                      --                               --
Ross Anker...................       --             --                 95,100/162,900               $391,525/$2,587,206
David Sandler................       --             --                161,025/376,799                 814,728/3,587,857
James Schroeder..............      4,000        $37,520              265,649/242,999                 697,064/1,615,514
Charles Boehlke .............       --             --                 25,000/125,000                          0/96,562

---------------

(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

EMPLOYMENT ARRANGEMENTS AND COMPENSATION PLANS

         Sidney Jacobson is employed as Chairman of the Board of Directors of the Operating Subsidiary pursuant to an employment agreement, dated as of January 2, 1994 and amended as of October 30, 1995, which expires in January 2004. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under Mr. Jacobson's employment agreement, he receives an annual base salary of $250,000 and is entitled to participate in employee benefit and other fringe plans made available to the executives of the Operating Subsidiary. If the cost of living increases by more than 6% per annum, Mr. Jacobson's annual base salary is subject to a percentage increase equal to the 3 percentage cost of living increase. The employment agreement also provides for a benefit of $200,000 per year until January 2, 2004 payable to Mr. Jacobson's wife in the event of his death. Under the employment agreement, if Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, he would continue to receive his salary for a six month period following such termination and, thereafter, would receive $200,000 per year for the balance of his employment term. Mr. Jacobson would also continue to be carried on the Operating Subsidiary's health and other insurance plans. The employment agreement provides that Mr. Jacobson may, at his option, elect to become a consultant and advisor to the Operating Subsidiary at an annual fee of $300,000, in which event Mr. Jacobson will be required to be available to the Company for up to 10 hours per week, not to exceed 40 hours in any given month. Mr. Jacobson does not have any current intention to make such election, and any such election would not be expected to have a material impact on the Operating Subsidiary.

         Mitchell Jacobson is employed as President and Chief Executive Officer of the Operating Subsidiary pursuant to an employment agreement, dated as of August 1, 1994, which expires on the earlier of August 1, 2004 or 90 days after Mr. Jacobson's written election to terminate his employment. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under his employment agreement, Mr. Jacobson receives an annual base salary (currently set at $408,400). Mr. Jacobson is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the Operating Subsidiary. Under the employment agreement, Mr. Jacobson's annual base salary is subject to an annual cost of living adjustment equal to the percentage increase, if any, in a specified Consumer Price Index. The employment agreement also provides that in the event Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, Mr. Jacobson will receive payment of salary for a six-month period following such termination and $200,000 per year for the balance of his employment term. In the event of Mr. Jacobson's death, the agreement provides that his wife will receive $400,000 per year for a period of three years.

         Charles Boehlke is employed as Senior Vice President and Chief Financial Officer of the Company pursuant to an agreement, dated as of June 19, 2000. Mr. Boehlke is required to devote his full working time to the affairs of the Company. Under his agreement, Mr. Boehlke receives an annual base salary (currently set at $275,000) and is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the Company. The agreement provides that if within two years after (i) a sale by the Company of all or substantially all of its assets, (ii) the consolidation of the Company, (iii) the merger of the Company with any entity as a result of which the Company is not the surviving entity as a public company or (iv) the sale of the Company's voting securities to one or more persons (other than Mitchell Jacobson and Marjorie Gershwind) as a result of which any such person shall possess more than 50% of the combined voting power of the Company's then outstanding securities (each such event, a "Change in Control"), there is a change in the circumstances of Mr. Boehlke's employment, such as (i) a material reduction or change in his employment duties or reporting responsibilities, (ii) a reduction in the annual base salary from the annual base salary received prior to a Change in Control or (iii) a material diminution in his status, working conditions or other economic benefits from those in effect immediately prior to a Change in Control (each such event, a "Changed Circumstance"), Mr. Boehlke may terminate his employment with the Company. Upon such termination, or if within two years after a Change in Control the Company terminates Mr. Boehlke's employment other than for cause, the Company will pay Mr. Boehlke an amount equal to his annual base salary at the time of such termination plus the amount of any bonus paid to him in the fiscal year ending immediately prior to such termination. The agreement provides that in the event of the termination of Mr. Boehlke's employment other than for cause, he is entitled to a severance payment in an amount equal only to the highest annual base salary he received at any time during the period of his employment. Mr. Boehlke's agreement provides that no amount shall be paid to him if such payment would restrict the ability of the Company to utilize the "pooling of interests" method of accounting. This method of accounting is no longer permitted under generally accepted accounting principles. In addition, upon the termination of the Mr. Boehlke's employment other than for cause, the Company is to retain Mr. Boehlke to provide financial consulting services for a one-year period commencing on the date of such termination, for not more than ten (10) hours in any calendar quarter. For such financial consulting services, the Company is to pay Mr. Boehlke $2,500 per annum.

         In January 1999, the Company entered into written agreements with each of James Schroeder and David Sandler (each, an "Executive"). Each agreement provides that in the event of a Change in Control, the Company shall pay to James Schroeder and David Sandler, $2,000,000 and $1,200,000, respectively. Each agreement further provides that if within five years after a Change in Control, there is a Changed Circumstance, the Executive may terminate his employment with the Company. Upon such termination, or if within five years after a Change in Control the Company terminates the Executive's employment other than for cause, the Company will pay the Executive a lump sum equal to the difference between
(i) the sum of (a) five times the Executive's annual base salary prior to a change in the circumstances of the Executive's employment or termination other than for cause and (b) five times the largest annual bonus paid to the Executive during the three fiscal years prior to the Executive's termination and (ii) the aggregate of all base salary and bonus amounts paid to the Executive from the Change in Control to the Executive's termination. Each agreement provides that no amount shall be paid to the Executives if such payment would restrict the ability of the Company to utilize the "pooling of interests" method of accounting. This method is no longer permitted under generally accepted accounting principles. The Company has also agreed to indemnify each of Mr. Schroeder and Mr. Sandler on an after tax basis (giving effect to the indemnity payments) for certain taxes that they may become liable for on account of the payments described above.

         James Schroeder is employed as Senior Vice President of Logistics of the Company. Mr. Schroeder and the Company are parties to a written agreement which provides for annual benefit payments to Mr. Schroeder for seven years upon his retirement or, his termination by the Company without cause or, in the event of his death, to his designated beneficiary. The benefit is based upon the growth in the Company's earnings before interest and taxes over a certain base amount. The Company may terminate the agreement at any time and elect to prepay Mr. Schroeder any benefits accrued by the Company up to the date of such termination. The Company exercised its right to terminate the agreement with Mr. Schroeder as of September 1, 1997. Under the terms of the agreement, the Company is obligated to accrue to Mr. Schroeder's benefit the total amount that would be due as if September 1, 1997 were Mr. Schroeder's normal retirement date. Accordingly, the total amount due to Mr. Schroeder is approximately $1,274,000 of which approximately $66,000 represents interest accrued in fiscal 2001. This amount will accrue interest until Mr. Schroeder's normal retirement date and may be prepaid, at the Company's election, at any time, without penalty.


                        COMPENSATION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During fiscal 2001, the Compensation Committee consisted of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. None of the members of the Compensation Committee was, during such year, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         During fiscal 2001, the Compensation Committee (the "Compensation Committee") was comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller.

         The Compensation Committee is responsible to review and recommend to the Board of Directors the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of the strategy. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to recommend changes and improvements to existing compensation plans, all subject to approval by the Board of Directors. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of the members. In addition, the views of Mitchell Jacobson, as Chairman of the Board and the President and Chief Executive Officer of the Company, are, and will continue to be, considered by the members of the Compensation Committee in their review of the performance and compensation of individual executives. The Company will engage an outside compensation consultant to assist the Compensation Committee if its members so request. An outside consultant was not used in fiscal 2001.


OVERALL POLICY

         The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team and are largely responsible for the Company's success. The Compensation Committee further believes that the stability of the management team is a contributing factor to the Company's success. In order to promote stability, the Company's strategy is to (i) compensate its executive officers principally through a competitive base salary set at a sufficiently high level to retain and motivate these officers,
(ii) link a portion of the executive officers' compensation to their performance and the Company's profitability for each fiscal year, and (iii) align the financial interests of the Company's executive officers with those of the Company's shareholders. The compensation objectives of the Compensation Committee and the Board of Directors are designed to provide competitive levels of compensation consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

         The major elements of the executive compensation program are base salary, annual incentive bonuses and long-term incentive compensation in the form of stock options. Executive officers are also entitled to customary benefits generally available to all associates of the Company, including group medical and life insurance and a 401(k) plan. Overall compensation is intended to be consistent with companies of similar characteristics (size, profitability, business lines, growth, etc.) (the "peer group"). The peer group for purposes of determining compensation of executive officers is not the same group of companies which are included in the industry index which appears on the performance graph contained in this proxy statement. The purpose of the industry index is to compare the performance of the Class A Common Stock to the performance of the stock of companies with similar businesses to the Company. The peer group for purposes of compensation matters is based upon companies with characteristics similar to the Company, including, but not limited to, type of business, in order to provide a more accurate measure of the compensation paid to executives of comparable companies. In any particular year, the Company's executives may be paid more or less than the executives of competitors, depending upon the Company's overall financial performance and other factors. For the fiscal year ended September 1, 2001, the Compensation Committee believes that the Company's senior executives were paid competitively as compared to comparable executives in the peer group.


FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions (including the exclusion from the cap generally of performance-based compensation). The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under Internal Revenue Code Section 162(m). While the Company does not expect to pay its executive officers compensation in excess of the Section 162(m) deductibility limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.


BASE SALARY

         Base salaries for the Company's senior executives are influenced by a variety of objective and subjective factors. Particular consideration is given to a comparison of the salaries at companies in the peer group and the executive's level of responsibility, tenure with the Company, prior year's compensation and effectiveness of management. The Compensation Committee has also relied heavily on the recommendations of Mitchell Jacobson, Chairman of the Board and the President and Chief Executive Officer of the Company, in setting the compensation of the executive officers. A description of the employment agreement between the Operating Subsidiary and Mitchell Jacobson, Chairman of the Board and President and Chief Executive Officer of the Company appears on page 14 of this proxy statement.

ANNUAL INCENTIVE BONUSES


         Each fiscal year, the Company establishes a bonus pool in an amount up to 8-1/2% of the Company's pre-tax profits for that year. All associates of the Company, including its executive officers, are eligible to receive bonuses, but the award of bonuses to the associates generally and to any associate specifically are at the Compensation Committee's sole discretion based on the members' qualitative and quantitative evaluation of the Company's performance during such year. Factors considered in awarding a bonus to a specific executive officer include level of responsibility, exhibited individual initiative, effectiveness of management and seniority.

         The Compensation Committee does not currently establish specific performance criteria which must be met in order to earn bonuses. The Compensation Committee may consider setting objective standards in the future.


LONG-TERM INCENTIVE COMPENSATION

         The Company reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of the 1995 Option Plan and the 1998 Option Plan. Stock option grants provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of the Class A Common Stock.

         1995 and 1998 Option Plans. The 1995 Option Plan and 1998 Option Plan (collectively, the "Option Plans) are administered by the Compensation Committee, which may designate granted options as incentive stock options, non-qualified stock options or a combination thereof. The Compensation Committee has the discretion, subject to certain limitations, to determine the participants under the Option Plans, the time and price at which options will be granted, the period during which options will be exercisable and the number of shares subject to each option. Under the Option Plans, the per share exercise price of any option which is a non-incentive stock option may not be less than 85% of the fair market value of a share of Class A Common Stock on the date of grant (except for non-incentive stock options granted to any person who is or may reasonably be expected to become a "covered employee" under section 162(m)(3) of the Code, in which case the per share exercise price of such options may not be less than 100% of such fair market value). The aggregate fair market value of the shares of Class A Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may be granted options to purchase more than 1,000,000 shares of the Class A Common Stock. This approach provides an incentive to the executive officers to increase shareholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.


CHIEF EXECUTIVE OFFICER'S FISCAL 2001 COMPENSATION

         The compensation paid to the Company's Chief Executive Officer, Mitchell Jacobson, in fiscal 2001 consisted solely of base salary and was established pursuant to his employment agreement with the Operating Subsidiary. The terms of the agreement are described on page 14 of this proxy statement. Under the terms of his employment agreement, Mr. Jacobson received an annual base salary of $408,400. Mr. Jacobson received a $250,000 bonus in fiscal 2001.

                                                     COMPENSATION COMMITTEE

                                                     Roger Fradin
                                                     Denis Kelly
                                                     Raymond Langton
                                                     Philip Peller

                            REPORT OF AUDIT COMMITTEE


         During fiscal 2001, the Audit Committee was comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. The Audit Committee adopted a written charter during fiscal 2000.

         As required by the charter, the Audit Committee reviewed the Corporation's audited financial statements and met with management, as well as with Arthur Andersen LLP, the Corporation's independent auditors, to discuss the financial statements.

         The Audit Committee received from Arthur Andersen LLP the required disclosures regarding their independence and the report regarding the results of their audit. In connection with its review of the financial statements and the auditors' disclosures and report, the members of the Audit Committee discussed with a representative of Arthur Andersen LLP their independence, as well as the following:

        o the auditors' responsibilities in accordance with generally accepted accounting standards;

        o the initial selection of, and whether there were any changes in, significant accounting policies or their application;

        o   management's judgments and accounting estimates;

        o   whether there were any significant audit adjustments;

        o   whether there were any disagreements with management;

        o   whether there was any consultation with other accountants;

        o whether there were any major issues discussed with management prior to the auditors' retention;

        o whether the auditors encountered any difficulties in performing the audit; and

        o the auditor's judgments about the quality of the Corporation's accounting policies.

         Based on its discussions with management and the Corporation's independent auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the period ended September 1, 2001 for filing with the Securities and Exchange Commission.

                                                     AUDIT COMMITTEE

                                                     Roger Fradin
                                                     Denis Kelly
                                                     Raymond Langton
                                                     Philip Peller

                       APPROVAL OF 2001 STOCK OPTION PLAN

         On September 20, 2001, the Board of Directors adopted, subject to shareholder approval, the 2001 Option Plan which will become effective on January 4, 2001. The 2001 Option Plan is intended to replace the 1998 Option Plan which has insufficient shares to enable the Company to continue to provide the proper incentive to its employees and directors. The following summary of certain features of the 2001 Option Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Exhibit A.

         The 2001 Option Plan authorizes the grant of up to an aggregate of 5,000,000 shares of Class A Common Stock to employees of and consultants to the Company and its subsidiaries and to directors of the Company who are not employees. Under the 2001 Option Plan, the Company may grant to eligible individuals incentive stock options, as defined in Section 422(b) of the Code and/or non-incentive stock options.

         The Board of Directors recommends a vote FOR the adoption of the 2001 Option Plan.


NATURE AND PURPOSE OF THE 2001 OPTION PLAN

         The purpose of the 2001 Option Plan is to induce certain employees, directors and consultants to remain in the employ, or to continue to serve as directors and consultants, of the Company and its subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure stock ownership in, or increase on reasonable terms their stock ownership in, the Company. The Board of Directors believes that the granting of options under the 2001 Option Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.


DURATION AND MODIFICATION

         The 2001 Option Plan will terminate not later than September 19, 2011. The Board of Directors may at any time terminate the 2001 Option Plan or make such modifications to the 2001 Option Plan as it may deem advisable. However, the Board may not, without approval by the shareholders of the Company, increase the number of shares of Class A Common Stock as to which options may be granted under the 2001 Option Plan, change the manner of determining option prices, change the class of persons eligible to participate in the 2001 Option Plan or extend the period during which an option may be granted or exercised.


ADMINISTRATION

         The 2001 Option Plan is administered by the Compensation Committee consisting of at least three directors. It is intended that the Compensation Committee consist of members of the Board of Directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. If the Compensation Committee does not have at least three members who qualify as non-employee directors under Rule 16b-3, the committee members will make recommendations to the Board of Directors with respect to option grants (instead of the Committee making the determination) and such recommendations will be subject to approval by the full Board of Directors.

         The members of the Compensation Committee are appointed annually by, and serve at the pleasure of the Board. The present members of the Compensation Committee are Messrs. Fradin, Kelly, Langton and Peller. The Compensation Committee has discretion to determine the participants under the 2001 Option Plan, the time and price at which options will be granted, the period during which options will be exercisable, the number of shares subject to each option and whether an option will be an incentive stock option, a non-incentive stock option or a combination thereof. The Committee will not have the discretion to determine any of the foregoing with respect to the non-discretionary options granted to non-employee directors, and all options granted to non-employee directors are non-incentive stock options.

         The members of the Compensation Committee do not receive additional compensation for serving on the Compensation Committee.

ELIGIBILITY AND EXTENT OF PARTICIPATION

         The 2001 Option Plan provides for discretionary grants of options to participants (including any director or officer who is also an employee). As of November 1, 2001, approximately 2,900 persons were eligible to receive options pursuant to the 2001 Option Plan. No single participant (including any director or officer who is also an employee) may receive options under the 2001 Option Plan in any one fiscal year of the Company to purchase more than 400,000 shares of Class A Common Stock.

         Directors who are not also employees of the Company receive an annual grant of options to purchase 5,000 shares under the 2001 Option Plan at the first meeting of the Company's Board of Directors immediately following each annual meeting of shareholders. The exercise price of such options is the fair market value of a share of Class A Common Stock on the date of grant (the date of the Board meeting). Non-employee directors elected after such meeting to receive a pro rata grant on the date of their election.

EXERCISE OF OPTIONS

         Unless otherwise provided by the Compensation Committee at the time an option is granted, and other than in the case of the annual grant of options to non-employee directors, an option will be exercisable one-fifth on and after the first anniversary of the date of grant, two-fifths on and after the second anniversary of the date of grant, three-fifths on and after the third anniversary of the date of grant, four-fifths on and after the fourth anniversary of the date of grant and in full on and after the fifth anniversary of the date of grant. An annual grant of options to a non-employee director will be exercisable one-half on and after the first anniversary of the date of grant and in full on and after the second anniversary of the date of grant.

         An option may be exercised by a written notice with respect to a specified number of shares and payment of the exercise price for the number of shares so specified. The exercise price of an option may be paid in cash or in shares of Class A Common Stock. The initial per share exercise price for an incentive stock option may not be less than the fair market value thereof on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company.

         The initial per share exercise price for a non-incentive stock option may not be less than 85% of the fair market value thereof on the date of grant. No non-incentive stock option may be granted to any person who is or may reasonably become a "covered employee" under Section 162(m) of the Code at a price below fair market value on the date of grant. The initial per share exercise price for the annual grant of options to non-employee directors is the fair market value of the Class A Common Stock on the date of grant.

         No option granted pursuant to the 2001 Option Plan may be exercised more than 10 years after the date of grant, except that incentive stock options granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the incentive stock option is granted may not be exercised more than five years after the date of grant. No participant may be granted incentive stock options which are exercisable for the first time in any one calendar year with respect to Class A Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant.

         No option granted under the 2001 Option Plan is transferable by the optionee other than by death. In the event of the death of an optionee, each option granted to him or her will become immediately exercisable in full, and will terminate upon the earlier to occur of the expiration of one year from the date of the qualification of a representative of his or her estate and the date of termination specified in such option.

         In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries by reason of retirement on or after his or her 65th birthday and five years of service with the Company and/or its subsidiaries, each option granted to him or her will terminate upon the earlier to occur of the expiration of one year from the date of such retirement or the date of termination specified in such option. In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries by reason of his or her disability, each option granted to him or her will immediately become exercisable in full and will terminate upon the earlier to occur of the expiration of one year from the date of such retirement or the date of termination specified in such option. In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries for any reason other than death, retirement or disability, each option granted to him or her generally will, to the extent exercisable on the date of his or her termination, terminate on the earlier to occur of the expiration of 30 days after the date of such optionee's termination and the date of termination specified in such option. In the event that an optionee leaves the employ or service or ceases to serve as a director of the Company or its subsidiaries by reason of his or her termination for "cause," each option granted to him or her will terminate immediately. If the fair market value of the Class A Common Stock declines below the option price of any option (other than options granted to non-employee directors), the Committee (with the prior approval of the Board of Directors) may adjust, reduce, or cancel and regrant such option or take any similar action it deems to be for the benefit of the optionee in light of such declining value.

         The number of shares available for grant under the 2001 Option Plan and covered by each option granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Committee, in the event of any other change affecting the number or kind of the Company's outstanding Class A Common Stock. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each outstanding but unexercised option will terminate.


FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

         The following discussion of the Federal income tax consequences of the granting and exercise of options under the 2001 Option Plan, and the sale of Class A Common Stock acquired as a result thereof, is based on an analysis of the Code (as currently in effect), existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.


NON-INCENTIVE STOCK OPTIONS

         No income will be recognized by an optionee at the time a non-incentive stock option is granted. Ordinary income will be recognized by an optionee at the time a non-incentive stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. In the case of an option granted to an employee, this ordinary (compensation) income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money. Capital gain or loss on a subsequent sale or other disposition of the shares of Class A Common Stock acquired upon exercise of a non-incentive stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

         If an optionee makes payment of the exercise price by delivering shares of Class A Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his or her non-incentive stock option, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

INCENTIVE STOCK OPTIONS

         In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income. The sale of the shares of Class A Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive-stock option, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option. If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the Class A Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

         If an optionee makes payment of the exercise price by delivering shares of Class A Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

                             STOCK PERFORMANCE GRAPH




                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG MSC INDUSTRIAL DIRECT CO., INC., THE S & P MIDCAP 400 INDEX
               AND THE DOW JONES INDUSTRIAL SERVICES, OTHER INDEX



                                [GRAPHIC OMITTED]


MSC INDL DIRECT INC

                                                        Cumulative Total Return
                                       -------------------------------------------------------
                                         8/96     8/97      8/98      8/99     8/00     8/01
MSC INDUSTRIAL DIRECT CO., INC.         100.00   127.95    137.40     60.63   105.12   112.13
S & P MIDCAP 400                        100.00   137.28    124.40    176.13   246.14   226.13
DOW JONES INDUSTRIAL SERVICES, OTHER    100.00   104.77     96.34    122.09   129.21    95.85



*$100 INVESTED ON 8/31/1996 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 1.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Erik Gershwind, the nephew of Mitchell Jacobson, Chairman of the Board and the President and Chief Executive Officer of the Company, and the son of Marjorie Gershwind, Mr. Jacobson's sister and the beneficial owner of in excess of 5% of the outstanding shares of Class B Common Stock, is employed by the Company as the Director of Product Management. Mr. Gershwind is currently compensated at the rate of $165,000 per annum. Mr. Gershwind is also entitled to participate in all of the employee benefit plans available to all of the Company's associates.

         An entity owned and controlled by Mitchell Jacobson, the Chairman of the Board and the President and Chief Executive Officer of the Company, and Marjorie Gershwind, Mr. Jacobson's sister, leases a distribution center, located in Atlanta, Georgia, to the Operating Subsidiary. The square footage of the distribution center is approximately 380,000 square feet. The rent paid by the Operating Subsidiary was approximately $1,220,000 in fiscal 2001 and is anticipated to be approximately $1,220,000 in fiscal 2002. The rent to be paid by the Operating Subsidiary under the remaining lease term, which expires or is subject to renewal in fiscal 2010, for the Atlanta, Georgia distribution center is approximately $10,882,000. During fiscal 2001, the Company advanced a total of $230,223 on behalf of the entity for payments due on obligations by the entity. Such amounts were repaid in full, with interest, by the entity prior to September 1, 2001. Additionally, eight other entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind lease certain branch offices to the Operating Subsidiary. The aggregate square footage of such branch offices is approximately 120,000 square feet. The aggregate rent paid by the Operating Subsidiary to lease these branch offices was approximately $465,000 in fiscal 2001 and is anticipated to be approximately $377,000 in fiscal 2002. The aggregate rent to be paid by the Operating Subsidiary under the remaining lease terms, the last of which expires in fiscal 2004, is approximately $793,800. During fiscal 2001, the Company advanced an aggregate total of $157,391 on behalf of certain of these and other entities owned and controlled by Mitchell Jacobson and Marjorie Gershwind for payments due on obligations by the entities. Such amounts were repaid in full, with interest, by the entities prior to September 1, 2001. The Company believes that the terms of the foregoing arrangements are at least as favorable to the Company as could have been obtained from unaffiliated third parties.

         See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" for certain relationships and related party transactions involving certain of the Company's directors.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 3)

The Board of Directors of the Company, on the recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year 2002, subject to ratification of this appointment by the stockholders of the Company. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year 2003, since it would be impractical to replace the Company's auditors so late into the Company's current fiscal year. Arthur Andersen LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

For the fiscal year ended September 1, 2001, the Company paid (or will pay) the following fees to Arthur Andersen LLP for services rendered during the year or for the audit in respect of that year:

     Audit Fees                                                     $ 170,000
     Audit Related                                                      9,500
     Financial Information Systems Design and Implementation              -
     All Other Fees                                                    72,000
                                                                   ----------
     Total                                                            251,500

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence.

One or more representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR 2002. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.



                              SHAREHOLDER PROPOSALS


         Proposals of shareholders intended to be presented at the annual meeting of shareholders in 2003 must be received by August 7, 2002, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company not later than October 22, 2002 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K


         THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE OFFICE OF THE CHIEF FINANCIAL OFFICER, MSC INDUSTRIAL DIRECT CO., INC., 75 MAXESS ROAD, MELVILLE, NEW YORK 11747.

         Copies of the 2001 Annual Report to Shareholders are being mailed simultaneously with this proxy statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.


                                By Order of the Board of Directors,

                                Thomas Eccleston
                                Secretary

Melville, New York
December 5, 2001

                                                                       EXHIBIT A


                         MSC INDUSTRIAL DIRECT CO., INC.
                             2001 STOCK OPTION PLAN
         (EFFECTIVE SEPTEMBER 20, 2001 SUBJECT TO SHAREHOLDER APPROVAL)


1.  PURPOSE.

         The purposes of the 2001 Stock Option Plan (the "Plan") are to induce certain employees, directors and consultants to remain in the employ, or to continue to serve as directors and consultants, of MSC Industrial Direct Co., Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment or service and to encourage such individuals to secure stock ownership in, or to increase on reasonable terms their stock ownership in, the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code),
(b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (as hereinafter defined) referred to in Section 4 hereof at the time of the grant thereof.


2.  EFFECTIVE DATE OF THE PLAN.

         The Plan, as adopted by the Board on September 20, 2001, shall become effective on September 20, 2001, subject to ratification by the shareholders of the Company within 12 months of such date.


3.  STOCK SUBJECT TO PLAN.

         5,000,000 of the authorized but unissued shares of the Class A common stock, $.001 par value, of the Company (the "Class A Common Stock") are hereby reserved for issuance upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Class A Common Stock are purchased by the Company and set aside for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For the purposes of this Section 3, the number of shares purchased upon the exercise of an Option shall be determined without giving effect to the use by a Participant (as hereinafter defined) of the right set forth in Section 10C to deliver shares of the Class A Common Stock in payment of all or a portion of the option price or the use by a Participant of the right set forth in Section 14C to cause the Company to withhold from the shares of the Class A Common Stock otherwise deliverable to him or her upon the exercise of an Option shares of the Class A Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise.


4.  COMMITTEE.

         The Plan shall be administered by a committee consisting of three or more members of the Board (the "Committee") all of whom are intended to be "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. In the event that there shall not be at least three members of the Committee who qualify as "non-employee" directors within the meaning of Rule 16b-3 of the Exchange Act, all Option grants under the Plan will be made by the Board on the recommendation of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, and, in accordance with the requirements set forth in the first sentence of this Section 4, appoint additional members to the Committee and fill vacancies, however caused, on the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held or by unanimous written consent. Any decision or determination of the Committee made by unanimous written consent shall be fully as effective as if it had been made at a meeting duly called and held.


5.  ADMINISTRATION.

         Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Class A Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that directors of the Company who are not employed by the Company or any of the Subsidiaries (each a "Non-Employee Director") shall only be granted Options in accordance with the provisions of Section 6B. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

6.  ELIGIBILITY.

         A. An Option may be granted only to (i) an employee or consultant of the Company or a Subsidiary, (ii) to the extent provided in Section 6B, a Non-Employee Director and (iii) employees of a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, whether by exchange or purchase of stock, purchase of assets, merger or reverse merger or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

         B. (i) At the first meeting of the Board immediately following each annual meeting of the shareholders of the Company, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 5,000 shares of the Class A Common Stock at the initial per share option price equal to the fair market value of a share of the Class A Common Stock on the date of grant; provided, however, that if a Non-Employee Director shall receive a grant pursuant to Section 6B of the Company's 1998 Stock Option Plan for any year, he or she shall not be entitled to receive a Non-Employee Director's Formula Option for such year under this Section 6B.

            (ii) Each Non-Employee Director who first becomes a director subsequent to the date of any annual meeting of the shareholders of the Company, and prior to the date of the next succeeding annual meeting of the shareholders of the Company, shall be granted, on the date he or she becomes a director, a Non-Employee Director's Formula Option to purchase the number of shares of the Class A Common Stock equal to the product of (a) 5,000 and (b) a fraction, the numerator of which is the number of full calendar months prior to the next scheduled annual meeting of shareholders and the denominator of which is 12, at the initial per share option price equal to the fair market value of a share of the Class A Common Stock on the date of grant.

            (iii) A Non-Employee Director may not exercise a Non-Employee Director's Formula Option during the period commencing on the date of the granting of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. A Non-Employee Director may (a) during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-half of the shares granted thereby, and (b) during the period commencing on such second anniversary, exercise such Option with respect to all of the shares granted thereby.


7.  OPTION PRICES.

         A. Except as otherwise provided in Section 17, the initial per share option price of any Option which is an incentive stock option shall be the price determined by the Committee, but not less than the fair market value of a share of the Class A Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the two classes of the Company's common stock (the "Common Stock") at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of the Class A Common Stock on the date of grant.

         B. Except as otherwise provided in Section 17, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 85% of the fair market value of a share of the Class A Common Stock on the date of the grant; provided, however, that, in the case of a non-incentive stock option granted to a person who is, or in the judgment of the Committee may reasonably be expected to become, a "covered employee" within the meaning of
Section 162(m)(3) of the Code, and in the case of a Non-Employee Director's Formula Option, the initial per share option price shall not be less than the fair market value of a share of the Class A Common Stock on the date of grant.

         C. For all purposes of the Plan, the fair market value of a share of the Class A Common Stock on any date shall be equal to (i) the closing sale price of the Class A Common Stock on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of the Class A Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.


8.  OPTION TERM.

         Participants shall be granted Options for such term as the Committee shall determine, not in excess of 10 years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 17, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock of the Company at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; provided further, however, that the term of each Non-Employee Director's Formula Option shall be 10 years from the date of the granting thereof.


9.  LIMITATIONS ON AMOUNT OF OPTIONS GRANTED.

         A. Except as otherwise provided in Section 17, the aggregate fair market value of the shares of the Class A Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

         B. Except as otherwise provided in Section 17, no Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 400,000 shares of the Class A Common Stock.


10. EXERCISE OF OPTIONS.

         A. Except as otherwise provided in Section 17 and except as otherwise determined by the Committee at the time of the grant of an Option other than a Non-Employee Director's Formula Option, a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise set forth in Sections 9A and 17 and in the preceding sentence, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-fifth of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day immediately preceding the third anniversary of the date of the granting of such

Option, exercise such Option with respect to two-fifths of the shares granted thereby, (iii) during the period commencing on such third anniversary and ending on the day immediately preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to three-fifths of the shares granted thereby, (iv) during the period commencing on such fourth anniversary and ending on the day immediately preceding the fifth anniversary of the date of the granting of such Option, exercise such Option with respect to four-fifths of the shares granted thereby and (v) during the period commencing on such fifth anniversary, exercise such Option with respect to all of the shares granted thereby. Notwithstanding the foregoing provisions of this Section 10A, an Option granted to a Participant other than a Non-Employee Director's Formula Option will, to the extent not already exercisable, become exercisable in full on the Participant's 62nd birthday.

         B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

         C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Class A Common Stock and payment to the Company of the amount of the option price for the number of shares of the Class A Common Stock so specified; provided, however, that, if the Committee shall in its sole discretion so determine at the time of the grant of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Class A Common Stock having a fair market value equal to the portion of the option price so paid; provided further, however, that no portion of such payment may be made by delivering shares of the Class A Common Stock acquired upon the exercise of an Option if such shares shall not have been held by the Participant for at least six months; and provided further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Class A Common Stock issuable upon such exercise.

         D. Except in the case of a Non-Employee Director's Formula Option, the Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

         E. Notwithstanding any other provision of the Plan to the contrary, including, but not limited to, the provisions of Section 10B, if any Participant shall have effected a "Hardship Withdrawal" from a "401(k) Plan" maintained by the Company and/or one or more of the Subsidiaries, then, during the period of one year commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option using cash. For the purpose of this Section 10E, a Hardship Withdrawal shall mean a distribution to a Participant provided for in Reg. ss. 1.401(k)-1(d)(1)(ii) promulgated under Section 401(k)(2)(B)(i)(iv) of the Code and a 401(k) Plan shall mean a plan which is a "qualified plan" within the contemplation of section 401(a) of the Code which contains a "qualified cash or deferred arrangement" within the contemplation of section 401(k)(2) of the Code.

         F. Notwithstanding the provisions of Section 10A, in the event that a Change of Control of the Company shall occur, then, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been cancelled or become unexercisable shall become immediately exercisable in full. For purposes hereof a "Change in Control" of the

Company shall occur or be deemed to have occurred only if any of the following events occurs: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as the ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date of grant of an Option, constitute the Board (as of the Date of Grant, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. In the event that a Change in Control shall occur, then, from and after the time of such event, neither the provisions of this Section 10F nor any of the rights of any Participant thereunder shall be modified or amended in any way.


11. TRANSFERABILITY.

         No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him or her may be exercised only by him or her.


12. TERMINATION OF EMPLOYMENT.

         A. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and the Subsidiaries and/or as a Non-Employee Director of the Company, whether voluntarily or otherwise but other than by reason of his or her retirement, permanent disability or death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 30 days after the date of such

Participant's termination of employment or service and the date of termination specified in such Option. Notwithstanding the foregoing, if a Participant's employment by the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company is terminated for "cause" (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate immediately.

         B. In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and the Subsidiaries and/or as a Non-Employee Director of the Company by reason of his or her retirement on or after his or her 65th birthday and five years of service with the Company and/or the Subsidiaries, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of one year after the date of such retirement and the date of termination specified in such Option.

         C. In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant and/or as a Non-Employee Director of the Company terminates by reason of his or her permanent disability (within the meaning of Section 22(e)(3) of the Code), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall immediately become exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of one year after the date of such termination of employment or service and the date of termination specified in such option.

         D. If a Participant's employment with the Company and the Subsidiaries or service as a consultant to the Company and the Subsidiaries and/or as a Non-Employee Director of the Company terminates by reason of his or her death, each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of one year after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option.

         E. For purposes of the foregoing, the term "cause" shall mean: (i) the commission by a Participant of any act or omission that would constitute a felony under federal, state or equivalent foreign law, (ii) the commission by a Participant of any act of moral turpitude, (iii) disloyalty, fraud, dishonesty, embezzlement, theft, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or (iv) continued alcohol or other substance abuse that renders a Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.


13. ADJUSTMENT OF NUMBER OF SHARES.


         A. If a dividend shall be declared upon the Class A Common Stock payable in shares of the Class A Common Stock, the number of shares of the Class A Common Stock then subject to any Option and the number of shares of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. If the outstanding shares of the Class A Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Class A Common Stock then subject to any Option and for each share of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Class A Common Stock referred to in Sections 6B and 9B, the number and kind of shares of stock or other securities into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchanged.

         B. If there shall be any change, other than as specified in Section 13A, in the number or kind of outstanding shares of the Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan.

         C. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13.

         D. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate.

         E. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of Section 13A, each Option, to the extent not theretofore exercised, shall terminate forthwith.


14. PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS.

         A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         C. In the case of each non-incentive stock option, a condition of exercising the same shall be the entry by the person exercising the same into such arrangements with the Company with respect to withholding as the Committee may determine. A Participant may, in the discretion of the Committee and subject to such rules as the Committee may adopt, elect to satisfy his or her withholding obligation arising as a result of the exercise of a non-incentive option, in whole or in part, by electing to deliver to the Company shares of the Class A Common Stock (other than shares of the Class A Common Stock which were issued under the Company's 1998 Restricted Stock Plan as to which the restrictions have not lapsed) having a fair market value, determined as of the date that the amount to be withheld is determined, equal to the amount required to be so withheld. Such Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.


15. NO SHAREHOLDER STATUS.

         Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Class A Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.


16. NO RESTRICTIONS ON CORPORATE ACTS.

         Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.


17. OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

         If the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company or a Subsidiary (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 20 that certain amendments to the Plan be approved by the shareholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.


18. DECLINING MARKET PRICE.

         If the fair market value of the Class A Common Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Stock; provided, however, that none of the foregoing actions may be taken without the prior approval of the Board and none of the foregoing actions may be taken with respect to a Non-Employee Director's Formula Option.


19. NO EMPLOYMENT OR SERVICE RIGHT.

         Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary or require the Company to continue any Participant as a director of the Company.


20. TERMINATION AND AMENDMENT OF THE PLAN.

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval by a majority vote of the shareholders entitled to vote on the matter present in person or by proxy at any special or annual meeting of the shareholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13), or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised; and provided further, however, the provisions of the Plan governing the grant of Non-Employee Director's Formula Options may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are employees of the Company or a Subsidiary. Except as otherwise provided in Section 13, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.


21. EXPIRATION AND TERMINATION OF THE PLAN.

         The Plan shall terminate on September 19, 2011 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                         MSC INDUSTRIAL DIRECT CO., INC.

                                 JANUARY 4, 2002




                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.

                             FOR all nominees                 WITHHOLD
                         listed at right (except              AUTHORITY
                             as marked to the         to vote for all nominees
                             contrary below)              listed at right.

1.  Election of
    Directors                    [ ]                            [ ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

---------------------------------------------------------------

NOMINEES:       Mitchell Jacobson
                Sidney Jacobson
                David Sandler
                Charles Boehlke
                James Schroeder
                Shelley Boxer
                Roger Fradin
                Denis Kelly
                Raymond Langton
                Phillip Peller

                                                     FOR      AGAINST    ABSTAIN

2.  Approval of the 2001 Stock Option Plan.          [ ]        [ ]         [ ]

3.  Ratification of Arthur Andersen LLP as the       [ ]        [ ]         [ ]
    Company's independent certified public
    accountants.


     If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the January 4, 2002 meeting.

MSC INDUSTRIAL DIRECT CO., INC.
75 MAXESS ROAD
MELVILLE, NEW YORK 11747

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE.


                                       (L.S.)
---------------------------------------      ----------------------------------
SIGNATURE OF SHAREHOLDER                     PRINT NAME


                                       (L.S.)
---------------------------------------      ---------------------------------
SIGNATURE OF SHAREHOLDER                     PRINT NAME


Dated:
      -----------------------------------


Note: Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate name by President or the authorized officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one.

--------------------------------------------------------------------------------

                         MSC INDUSTRIAL DIRECT CO., INC.

                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 4, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Shelley Boxer and Thomas Eccleston as the undersigned's proxy, with full power of substitution, to vote all shares of Class A Common Stock of MSC Industrial Direct Co., Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, January 4, 2002 at 9:00 A.M. local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE AMENDMENT TO THE COMANY'S 2001 STOCK OPTION PLAN AND FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

          (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


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